UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 24, 2007
                                 --------------

                             C&D Technologies, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-9389                  13-3314599
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(State or other jurisdiction    (Commission file number)        (IRS employer
      of incorporation)                                      Identification No.)

      1400 Union Meeting Road, Blue Bell, Pennsylvania               19422
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           (Address of principal executive offices)               (Zip code)

       Registrant's telephone number, including area code: (215) 619-2700
                                   ----------

                                       N/A
                      ------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

      On October 24, 2007, we entered into an asset purchase agreement with Crown Battery Manufacturing Co., or Crown, pursuant to which we sold certain assets of our Motive Power Division to Crown, including the sale of certain finished goods, manufacturing equipment, customer lists and technical materials and the assignment of certain leases at our Santa Fe Springs, California, and Buffalo, New York locations. In addition, Crown will sub-lease a portion of our Mississauga, Ontario location, with the remainder continuing to be utilized by our Standby Power Division.

      We also entered into a five-year know-how and trademark license agreement with Crown whereby Crown will manufacture C-LINE(R), V-LINE(R) and VEOLOCITY(TM) batteries and pay us royalties with respect to such products. We also entered into an equipment purchase agreement pursuant to which we sold additional manufacturing equipment to Crown. Crown has also agreed to become the authorized after-sales service provider for the installed base of our manufactured motive batteries and chargers. We have agreed not to compete with respect to specified Motive Power products for a period of five years in North America.

Item 2.01 Completion of Acquisition or Disposition of Assets

      We hereby incorporate by reference the disclosure under Item 1.01 of this Form 8-K. The price paid at closing for the sale of finished goods and certain identified equipment pursuant to these transactions was $0.7 million with an additional $2.5 million to be paid prior to January 31, 2008. During a manufacturing transition period of 45 days post-closing, we will continue to manufacture and sell products as Crown prepares its production facilities to manufacture those products. At the end of this transition period, Crown will purchase the majority of any remaining finished goods, raw materials and work in process. Pursuant to the trademark license agreement, we will receive royalties at a rate of approximately 3% to 5% based on future sales. After five years, the trademarks will revert to Crown and we will cease receiving royalty revenue under the trademark license agreement. Such disposition will qualify as a discontinued operation in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."

Item 2.05         Costs Associated with Exit or Disposal Activities.

      As a result of the disposition of our Motive Power Division, the company expects to record severance charges of approximately $1 million.

Item 2.06 Material Impairment

      As a result of the disposition of our Motive Power Division, the company expects to record a non-cash asset impairment charge of approximately $4 million related to the disposition of certain inventory and fixed assets.

Item 9.01 Financial Statements and Exhibits.

      (b)   Pro Forma Financial Information

      The following unaudited pro forma financial information of the Company is submitted and is filed herewith as exhibit 99.2, and incorporated herein by reference:

(i) C&D Technologies, Inc. Pro Forma Consolidated Balance Sheet as of July 31, 2007. (Unaudited)

(ii) C&D Technologies, Inc. Pro Forma Consolidated Statements of Operations Years Ended January 31, 2007, 2006 and 2005. (Unaudited)

(iii) C&D Technologies, Inc. Pro Forma Consolidated Statement of Operations Six Months Ended July 31, 2007. (Unaudited)

      These statements are adjusted to reflect the pro forma effect of the sale of certain equipment and inventory of our Motive Power Division and the subsequent exit of these operations following a 45 day manufacturing transition period. The unaudited pro forma consolidated balance sheet as of July 31, 2007, assumes the sale these assets occurred as of that date, and the unaudited pro forma consolidated statements of operations for the six months ended July 31, 2007 and for the years ended January 31, 2007, 2006 and 2005, assume the sale occurred on February 1, 2004.

      The unaudited pro forma consolidated balance sheet and statements of operations should be read together with the consolidated financial statements of the Company as of and for the period ended July 31, 2007 and January 31, 2007, included in our quarterly and annual reports on Forms 10-Q and 10-K, respectively. The unaudited pro forma consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. These pro forma statements do not necessarily reflect the results of operations or financial position of the Company that would have resulted had the transaction actually been consummated as of such dates, and are not necessarily indicative of the future results of operations or the future financial position of the Company.

         (d) Exhibits

10.1 Asset Purchase Agreement dated October 24, 2007, between C&D Technologies, Inc and Crown Battery Manufacturing Co.

99.1  Press Release of C&D Technologies, Inc. dated October 24, 2007.

99.2  Pro Forma Consolidated financial statements.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          C&D TECHNOLOGIES, INC.


Date:  October 30, 2007                                By: /s/ Ian J. Harvie
                                              ----------------------------------
                                                        Ian J. Harvie
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)

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                                  EXHIBIT INDEX

Exhibit
Number                     Description

10.1 Asset Purchase Agreement dated October 24, 2007, between C&D Technologies, Inc and Crown Battery Manufacturing Co.

99.1  Press Release of C&D Technologies, Inc. dated October 24, 2007.

99.2  Pro Forma Consolidated financial statements.